MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registration statement on Form SB2 of Fresca Worldwide Trading Corporation, of our report dated August 2, 1007 on our review of the financial statements of Fresca Worldwide Trading Corporation as of for the six months ended June 30, 2007, and the related statements of operations, stockholders’ equity and cash flows through June 30, 2007 and for the period then ended, and the use of our report dated May 16, 2007 on the three months ended March 31, 2007 and the year ended December 31, 2006 and the related statements of operations, stockholders’ equity and cash flows from Inception February 10, 2006 through March 31, 2007 and the reference to us under the caption “Experts.”

We consent to the use, in the registration statement on Form SB2 of Fresca Worldwide Trading Corporation, of our report dated May 24, 2007 on our audit of the financials statements of Cobalt Blue LLC for the years ending December 31, 2005 and 2004 and the related statements of operation, stockholders’ equity and cash flows for the years then ended and the reference to us under the caption “Experts.”

/s/ Moore & Associates Chartered

Moore & Associates Chartered
Las Vegas, Nevada
September 4, 2007

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702)253-7499 Fax (702)253-7501